Exhibit (11) under N-1A
                                   Exhibit 23 under 601/Reg SK

INDEPENDENT AUDITORS' CONSENT



To the Board of Trustees and Shareholders of FEDERATED INSURANCE SERIES (formerly, Insurance Management Series)

We consent to the incorporation by reference in Post-Effective Amendment No. 10 to Registration Statement (No. 33-69268) of Federated Insurance Series (formerly, Insurance Management Series) of our report dated February 7, 1996, appearing in the Annual Report, which is incorporated by reference in such Registration Statement, and to the reference to us under the heading "Financial Highlights" in such Prospectuses.

The Federated Insurance Series consists of the following seven portfolios:

     Federated American Leaders Fund II (formerly, Equity Growth and Income
     Fund)
     Federated Growth Strategies Fund II (formerly, Growth Stock Fund) Federated Utility Fund II (formerly, Utility Fund)
     Federated Prime Money Fund II (formerly, Prime Money Fund)
     Federated Fund for U.S. Government Securities II (formerly, U.S. Government Bond Fund)
     Federated High Income Bond Fund II (formerly, Corporate Bond Fund); and Federated International Equity Fund II (formerly, International Stock
     Fund).
By:DELOITTE & TOUCHE LLP
   Deloitte & Touche LLP

Pittsburgh, Pennsylvania